Exhibit 4

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

NUMBER MFNC0001

COMMON STOCK

MACKINAC FINANCIAL CORPORATION

SHARES

COMMON STOCK

CUSIP 554571 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.00 PAR VALUE PER SHARE, OF MACKINAC FINANCIAL CORPORATION

Manistique, Michigan (the "Corporation"), incorporated under the laws of the State of Michigan.

The shares evidenced by this Certificate are transferable only on the stock transfer books of the Corporation by the holder hereof, in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This security is not a deposit or account and is non federally insured or guaranteed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile and seal to be affixed hereto.

Dated:

-s-[Signature]

Executive Vice President

MACKINAC FINANCIAL CORPORATION

CORPORATE SEAL

MICHIGAN

-s-[Signature]

Chief Executive Officer

CRANFORD, NEW JERSEY

BY

TRANSFER AGENT

AND REGISTRAR

Authorized Signature

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor)
TEN ENT -	as tenants by the entireties		under Uniform Gifts to Minors

JT TEN -	as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee

Shares of the

Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Mackinac Financial Corporation and Registrar and Transfer Company, dated June 21, 2000 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Mackinac Financial Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Mackinac Financial Corporation shall mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefore. Under certain circumstances, as set forth in the Rights Agreement, Rights Issued to any Person who becomes an Acquiring Person or any Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement)(or nominee of any of them) may become null and void.

BANKNOTE CORPORATION OF AMERICA, INC. • BROWNS SUUMIT, NC • MACKINAC FINANCIAL CORPORATION • 1-412005-942 • PROOF #1 • 9:45 AM • 12/9.04 • SMS •